UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 9, 2005

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2005 we entered into a definitive agreement to purchase the homebuilding assets of Fort Myers/Naples based Colonial Homes.  The acquisition is expected to close in the next week and is subject to satisfaction of certain conditions.  The cash purchase price to be paid for the acquisition is approximately $64 million plus accrued liabilities of approximately $9 million for the assets acquired at closing.  In addition, Meritage has the right to acquire approximately 1,800 lots over a four-year period pursuant to an option agreement entered into between Meritage and Colonial.  Colonial closed 355 homes in 2004 at an average selling price of approximately $347,000, resulting in home closing revenue of approximately $123 million.  Attached at Exhibit 99.1 is a copy of our press release announcing the Colonial acquisition.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

99.1                           Press Release dated February 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005

MERITAGE HOMES CORPORATION

	/s/	Larry W. Seay
	By:	Larry W. Seay
Chief Financial Officer, Vice President
and Secretary